Exhibit 10.14

[Execution Version]

Die deutsche Fassung ist maßgeblich. Die englische Fassung ist eine Übersetzung ausschließlich zu Informationszwecken.	The German version is binding. The English version is a convenience translation for information purposes only.

Vertrag über ein Wertpapierdarlehen	Share Loan Agreement

zwischen	between

Maruho Deutschland GmbH, vertreten durch ihren einzelvertretungsberechtigten Geschäftsführer Junichi Hamada, Hemmelrather Weg 201, 51377 Leverkusen	Maruho Deutschland GmbH, represented by its managing director with sole power of representation Junichi Hamada, Hemmelrather Weg 201, 51377 Leverkusen

(im folgenden „Darlehensgeber“ genannt)	(hereinafter referred to as the “Lender”)

und	and

Lang & Schwarz Broker GmbH, vertreten durch den Geschäftsführer Peter Zahn, Breite Straße 34, 40213 Düsseldorf	Lang & Schwarz Broker GmbH, represented by its managing director Peter Zahn, Breite Strasse 34, 40213 Düsseldorf

(im folgenden “Darlehensnehmer” und zusammen mit dem Darlehensgeber die „Parteien” genannt)	(hereinafter referred to as the “Borrower” and, together with the Lender, the “Parties”)

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Präambel:	Preamble:

Der Darlehensnehmer ist eine Wertpapier-handelsbank (Kreditinstitut gem. § 1 Abs. 3d Satz 3 KWG). Die Biofrontera AG (die „Gesellschaft“) ist eine Gesellschaft mit Sitz in Leverkusen und eingetragen im Handelsregister des Amtsgerichts Köln unter HRB 49717. Sie verfügt derzeit über ein im Handelsregister eingetragenes Grundkapital in Höhe von EUR 38.416.828,00, eingeteilt in 38.416.828 auf den Namen lautende Stammaktien in Form von nennbetragslosen Stückaktien, welche im Regulierten Markt der Düsseldorfer und der Frankfurter Wertpapierbörse (ISIN DE0006046113) notiert sind.

The Borrower is a securities trading bank (credit institution pursuant to section 1(3d), sentence 3 German Banking Act). Biofrontera AG (the “Company”) is a company with registered office in Leverkusen entered in the commercial register kept at the Local Court of Cologne under HRB 49717. It currently has a registered share capital in the amount of EUR 38,416,828.00, divided into 38,416,828 registered ordinary shares in the form of no-par value shares listed on the regulated market of the Düsseldorf and Frankfurt Stock Exchanges (ISIN DE0006046113).

In einer Veröffentlichung der Gesamtzahl der Stimmrechte nach § 26a WpHG hat die Gesellschaft am 31. Dezember 2017 bekannt gegeben, dass auf Grund der Ausgabe von Bezugsaktien die Gesamtzahl der Stimmrechte nunmehr 38.416.828 beträgt. Eine Anmeldung der Ausgabe von Bezugsaktien gem. § 201 AktG zum Handelsregister ist noch nicht erfolgt. Auf der Grundlage der Veröffentlichung gem. § 26a WpHG beträgt das Grundkapital der Gesellschaft EUR 38.416.828,00, eingeteilt in 38.416.828 auf den Namen lautende Stammaktien in Form von nennbetragslosen Stuckaktien („Alte Aktien“).

In a publication of the total number of voting rights pursuant to section 26a Securities Trading Act on 31 December 2017, the Company announced that the number of voting rights now amounted to 38,416,828 due to the issue of new shares. The issue of new shares pursuant to section 201 Stock Corporation Act has not yet been entered in the commercial register. Based on the publication pursuant to section 26a Securities Trading Act the Company has share capital of EUR 38,416,828.00, divided into 38,416,828 registered ordinary shares in the form of no-par value shares (“Old Shares”).

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Nach § 7 Abs. 3a der Satzung der Gesellschaft ist der Vorstand ermächtigt, das Grundkapital der Gesellschaft bis zum 23. Mai 2022 mit Zustimmung des Aufsichtsrats um bis zu EUR 6.000.000 durch einoder mehrmalige Ausgabe von bis zu 6.000.000 auf den Namen lautenden Stückaktien gegen Bareinlage zu erhöhen („Genehmigtes Kapital I“). Die neuen Aktien sind den Aktionären zum Bezug anzubieten. Das Bezugsrecht kann den Aktionären gem. § 186 Abs. 5 AktG auch mittelbar gewährt werden. Der Vorstand ist ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre für Spitzenbeträge auszuschließen. Die Ermächtigung wurde von der Hauptversammlung der Gesellschaft am 24. Mai 2017 durch Satzungsänderung beschlossen und am 20. Juli 2017 im Handelsregister eingetragen und ist damit wirksam geworden.	According to section 7(3)a of the Company’s Articles of Association, the Management Board is authorized to increase, with the approval of the Supervisory Board, the Company’s share capital once or several times until 23 May 2022 by up to EUR 6,000,000, by issuing up to 6,000,000 registered ordinary shares against cash contribution (“Authorised Capital I”). The new shares shall be offered to the shareholders for subscription. The shareholders can be offered a subscription right pursuant to section 186(5) Stock Corporation Act. The Management Board is authorised to exclude the shareholders’ subscription right for fractional amounts with the consent of the Supervisory Board. The authorisation was resolved by the Company’s shareholders’ meeting on 24 May 2017 by means of an amendment to the Articles of Association and was entered in the commercial register on 20 July 2017, and is thus effective.

Die Gesellschaft plant derzeit eine Ausnutzung des Genehmigten Kapitals I um maximal bis zu EUR 6.000.000 („Kapitalerhöhung“) durch Ausgabe von maximal bis zu 6.000.000 auf den Namen lautenden Stückaktien gegen Bareinlage mit Gewinnberechtigung ab dem 01. Januar 2017 („Neue Aktien“). Die Neuen Aktien würden dabei den bestehenden Aktionären – vorbehaltlich eines etwaigen Ausschlusses des Bezugsrechts der Aktionäre für Spitzenbeträge – binnen der gesetzlichen Bezugsfrist („Bezugsfrist“) zum von der Gesellschaft festgelegten und bekannt gemachten Bezugspreis („Bezugspreis“) gem. § 186 AktG zum Bezug angeboten werden („Bezugsangebot“).	The Company presently plans to utilise a maximum of EUR 6,000,000 of the Authorised Capital I (“Capital Increase”) by issuing a maximum of 6,000,000 registered ordinary shares against cash contribution with profit participation as from 1 January 2017 (“New Shares”). The New Shares would be offered to the existing shareholders – subject to any exclusion of shareholders’ subscription rights for fractional amounts – for subscription within the statutory subscription period (“Subscription Period”) at the subscription price(“Subscription Price”) determined and announced by the Company pursuant to section 186 Stock Corporation Act (“Subscription Offer”).

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Der Darlehensnehmer ist von der Gesellschaft mit der Herstellung der Girosammelverwahrung und der Beantragung der Börsenzulassungen für die Neuen Aktien mandatiert worden. Die Neuen Aktien sollen zum Handel im Regulierten Markt an der Düsseldorfer Wertpapierbörse und im Regulierten Markt an der Frankfurter Wertpapierbörse im Segment mit weiteren Zulassungsfolgepflichten (Prime Standard) zugelassen werden.	The Company has instructed the Borrower to set up the collective deposit of securities and apply for admission of the New Shares to trading on the stock exchanges. The New Shares are to be admitted to trading on the regulated market of the Düsseldorf Stock Exchange and to trading on the regulated market of the Frankfurt Stock Exchange in the segment with additional post admission obligations (Prime Standard).

Ferner ist der Darlehensnehmer von der Gesellschaft mit Vertrag vom 15. Januar 2018 als Bezugsstelle im Sinne von § 186 Abs. 5 AktG (mittelbares Bezugsrecht) mit der Abwicklung des Bezugsangebots beauftragt worden („Mandatsvereinbarung“).D.h. der Darlehensnehmer wird Neue Aktien aus der Kapitalerhöhung zum geringsten Ausgabebetrag von EUR 1,00 je Neuer Aktie gem. § 185 AktG zeichnen und gegen Zahlung des Bezugspreises an Aktionäre (bzw. Inhaber von Bezugsrechten) im Rahmen der Ausübung von deren Bezugsrechten liefern.	In an agreement dated 15 January 2018 the Company also tasked the Borrower as a subscription agent within the meaning of section 186(5) Stock Corporation Act (indirect subscription right) with handling the Subscription Offer (“Letter of Engagement”). Accordingly, the Borrower shall subscribe for New Shares from the Capital Increase at the lowest issue price of EUR 1.00 per New Share pursuant to section 185 Stock Corporation Act and deliver these, in exchange for payment of the Subscription Price, to shareholders (or holders of subscription rights) as part of the exercise of their subscription rights.

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Dabei beabsichtigt die Gesellschaft, Neue Aktien, die nicht von Aktionären im Rahmen des gesetzlichen Bezugsrechts erworben werden (einschließlich von Spitzenbeträgen die „US-Angebotsaktien“), Investoren in den USA zum Erwerb anzubieten („US-Angebot“). Hierzu hat die Gesellschaft gesonderte Vereinbarungen mit amerikanischen Investmentbanken (die „Underwriter“) getroffen. Dabei können in den USA keine Neuen Aktien unmittelbar, sondern nur American Depository Receipts („ADR´s“) zum Erwerb angeboten werden. Geplant ist, dass ein (1) ADR zwei (2) Aktien der Gesellschaft verbriefen soll. Die an etwaige US Investoren zu liefernden ADR´s sollen von der Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, USA („BNY Mellon“), ausgegeben werden. Die Vermarktung der ADR´s bei US-Investoren soll nach Festlegung des Bezugspreises spätestens am letzten Tag der Bezugsfrist starten. Nach Ablauf der Bezugsfrist und Feststellung des Bezugsergebnisses sollen US-Investoren ADRs in einem Umfang angeboten werden, die der Anzahl US-Angebotsaktien im Verhältnis 1:2 entspricht. Um die ADR´s nach der Platzierung bei US Investoren im Rahmen des US-Angebots unverzüglich ausgeben zu können, muss BNY Mellon noch vor Eintragung der Durchführung der Kapitalerhöhung und damit von rechtlicher Entstehung der Neuen Aktien über einen entsprechenden Bestand Alter Aktien der Gesellschaft verfügen.	In this regard, the Company plans to offer New Shares not purchased by shareholders as per their statutory subscription right (including fractional shares the “US-Offer Shares”) to US investors (“US-Offer”). To this end, the Company has concluded separate agreements with US investment banks (the “Underwriters”). New Shares cannot be indirectly offered for purchase in the US in this regard; only American Depository Receipts (“ADRs”) can be offered for purchase. One (1) ADR is to securitise two (2) Company shares. ADRs to be delivered to potential US investors are to be issued by Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, USA (“BNY Mellon”). The sale of ADRs to US investors is to commence once the Subscription Price has been determined, at the latest on the last day of the Subscription Period. Once the Subscription Period has expired and the Subscription Price been determined, a number of ADRs are to be offered to US investors which will correspond to the number of US-Offer Shares at a ratio 1:2. In order to allow for the ADRs to be issued immediately once they have been placed with US investors in the course of the US-Offer, BNY Mellon requires a corresponding stock of Old Shares in the Company prior to registration of completion of the Capital Increase, and thus prior to the legal constitution of the New Shares.

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Die Anzahl der anfänglich in den USA anzubietenden Aktien soll 100/115 US-Angebotsaktien betragen.	The number of shares to be initially offered in the US shall correspond to 100/115 of the US-Offer Shares.

Im Zuge der Kapitalerhöhung wird den Underwritern eine Mehrzuteilungsoption von 15% der platzierten Aktien eingeräumt (die „Mehrzuteilungsoption“). Die Mehrzuteilungsoption besteht für 45 Tage (der „Stabilisierungszeitraum“), in denen die Underwriter die Lieferung weiterer Aktien bis zur maximalen Höhe der Mehrzuteilungsoption zum Bezugspreis verlangen können.	In the course of the Capital Increase, the Underwriters will be granted an over-allotment option of 15% of the number of shares that they placed (the “Over-Allotment Option”). This Over-Allotment Option will last for 45 days (the “Stabilization Period”), during which the Underwriters are entitled to draw additional shares up to this total number at the same subscription price.

Die Anzahl der im Rahmen der Mehrzuteilungsoption in den USA zu platzierenden Aktien soll bis zu 15/115 der US-Angebotsaktien betragen (die „Mehrzuteilungsaktien“).	The number of shares to be placed in the US in connection with the Over-Allotment Option shall correspond to up to 15/115 of the US-Offer Shares (the “Over-Allotment Shares”).

Zur Ermöglichung der Mehrzuteilungsoption soll die Kapitalerhöhung in zwei Tranchen durchgeführt werden:	To allow for the Over-Allotment Option, the Capital Increase shall be implemented in two tranches:

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1. Unmittelbar nach Ende der Bezugsfrist wird die Gesellschaft das Volumen der Kapitalerhöhung hinsichtlich der von Aktionären im Rahmen der Bezugsfrist bezogenen Neuen Aktien (die „Bezugsaktien“) sowie der US-Angebotsaktien festlegen, den Parteien die Anzahl US-Angebotsaktien mitteilen, die Kapitalerhöhung in diesem Umfang (mit Ausnahme der Mehrzuteilungsaktien) durchführen und zur Eintragung in das Handelsregister anmelden („Erste Tranche“).

1.     Immediately after the end of the Subscription Period, the Company will determine the size of the Capital Increase with regard to the New Shares subscribed for by shareholders during the Subscription Period (the “Subscription Shares”) and the US-Offer Shares, inform the Parties about the number of US-Offer Shares, implement this part of the Capital Increase (except for the Over-Allotment Shares) and file for registration with the commercial register (“First Tranche”).

2.    Unmittelbar nach Ende des Stabilisierungszeitraums wird die Gesellschaft das Volumen der Kapitalerhöhung hinsichtlich der Mehrzuteilungsaktien festlegen, den Parteien die Anzahl der platzierten Mehrzuteilungsaktien mitteilen, die Kapitalerhöhung in diesem Umfang durchführen und zur Eintragung in das Handelsregister anmelden („Zweite Tranche“).

2.     Immediately after the end of the Stabilization Period, the Company will determine the size of the Capital Increase with regard to Over-Allotment Shares, inform the Parties about the number of placed Over-Allotment Shares, implement this part of the Capital Increase and file for registration with the commercial register (“Second Tranche”).

Der Darlehensgeber ist Inhaber von 9.062.809 Alten Aktien der Gesellschaft (entspricht ca. 23,59% des Grundkapitals) und damit derzeit der größte Aktionär der Gesellschaft.	The Lender holds 9,062,809 Old Shares in the Company (representing approx. 23.59% of the share capital) and is therefore its largest shareholder.

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Der Darlehensgeber als größter Aktionär der Gesellschaft unterstützt die Aufnahme von Kapitalmarktaktivitäten der Gesellschaft in den USA. Damit BNY Mellon ADR´s zur Belieferung von etwaigen US Investoren ausstellen kann, hat sich der Darlehensgeber daher bereit erklärt, dem Darlehensnehmer im Wege eines Sachdarlehens zum Zwecke der Belieferung von BNY Mellon Alte Aktien der Gesellschaft zur Verfügung zu stellen („Wertpapierleihe“). Diese Aktien sollen an BNY Mellon (Deutschland) geliefert werden.	As the Company’s largest shareholder the Lender supports the assumption of capital market activities by the Company in the US. In order for BNY Mellon to be able to provide potential US investors with ADRs, the Lender has agreed to furnish the Borrower, by way of a loan (Sachdarlehen), with Old Shares in the Company for the purpose of delivering them to BNY Mellon (“Share Loan”). These shares are to be delivered to BNY Mellon (Germany).

Die Gesellschaft wird dem Darlehensnehmer zum Zwecke der Rückzahlung der Wertpapierleihe im Rahmen der Durchführung der Ersten Tranche und der Zweiten Tranche jeweils Neue Aktien in einem Umfang zuteilen, der der Anzahl der an BNY Mellon gelieferten Aktien entspricht.	For purposes of repaying the Share Loan, the Company will allocate New Shares resulting from the implementation of the First Tranche and the Second Tranche to the Borrower in a number equivalent to the number of shares delivered to BNY Mellon.

Sofern die Kapitalerhöhung scheitert, wird der Darlehensnehmer dem Darlehensgeber stattdessen den Bezugspreis je Leih-Aktie zahlen, die im Rahmen des US-Angebots bei US-Investoren platziert wurde.	Should the Capital Increase fail, the Borrower shall alternatively pay to the Lender the Subscription Price per Borrowed Share placed with the US investors in the course of the US-Offer.

Vor diesem Hintergrund vereinbaren die Parteien was folgt:	Now, therefore, the parties agree as follows:

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§ 1 Wertpapierdarlehen, Übertragung der Wertpapiere	Section 1 Share loan, transfer of the shares

1. Der Darlehensgeber überlässt dem Darlehensnehmer im Wege eines Wertpapierdarlehens insgesamt 6.000.000 (in Worten sechs Millionen Stück) auf den Inhaber lautende Stammaktien in Form von nennbetragslosen Stückaktien der Gesellschaft (ISIN DE0006046113), also Alte Aktien, (nachfolgend insgesamt die „Leih-Aktien“).

1.    The Lender shall relinquish to the Borrower by way of a share loan a total of 6,000,000 (in words six million units) ordinary bearer shares in the form of no-par value shares of the Company (ISIN DE0006046113), i.e. Old Shares (hereinafter together the “Borrowed Shares”).

2. Der Darlehensgeber wird die in § 1 Abs. 1 dieses Vertrags genannte Anzahl an Leih-Aktien (ISIN DE0006046113) unverzüglich nach entsprechender Anforderung durch den Darlehensnehmer ganz oder teilweise auf das Depot des Darlehensnehmers 4203000 bei der Bankhaus Gebr. Martin AG, Göppingen (CBF 6041) kosten- und spesenfrei übertragen, frühestens jedoch zwei Bankarbeitstage nach Veröffentlichung des Bezugsangebots durch die Gesellschaft.

2     The Lender shall transfer the number of Borrowed Shares specified in section 1(1) of this Agreement (ISIN DE0006046113) in whole or in part without undue delay after a request to this effect by the Borrower to the Borrower’s securities account 4203000 held with Bankhaus Gebr. Martin AG, Göppingen (CBF 6041) free of charge, but at the earliest two banking days after publication of the Subscription Offer by the Company.

3. Der Darlehensgeber versichert, dass die übertragenen Leih-Aktien frei von Rechten Dritter sein werden.	3 The Lender affirms that transferred Borrowed Shares will be free of third-party rights.

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§ 2 Verwendung der überlassenen Wertpapiere	Section 2 Use of the relinquished shares

Der Darlehensnehmer ist berechtigt und verpflichtet, Leih-Aktien im Umfang der von der Gesellschaft festgelegten Anzahl US-Angebotsaktien an BNY Mellon (Deutschland) zu übertragen, sofern und soweit die Gesellschaft eine Anweisung zur Übertragung von Leih-Aktien an BNY Mellon erteilt hat, wenn die nachstehenden Bedingungen erfüllt sind:	The Borrower is entitled and obliged to transfer Borrowed Shares to BNY Mellon (Germany) in an amount equal to the number of US-Offer Shares determined by the Company if and to the extent it has been instructed by the Company to deliver Borrowed Shares to BNY Mellon, if the following conditions are met:

- Das Bezugsangebot zur Ausgabe von Neuen Aktien aus dem Genehmigten Kapital I wurde von der Gesellschaft im Bundes-anzeiger veröffentlicht und bis zur Übertragung der Leih-Aktien an BNY Mellon (Deutschland) nicht durch Veröffentlichung im Bundesanzeiger widerrufen.

-      The Subscription Offer regarding the issue of New Shares from Authorised Capital I has been published by the Company in the Federal Gazette and not revoked by the time of the transfer of the Borrowed Shares to BNY Mellon (Germany) by means of publication in the Federal Gazette.

- Die Mandatsvereinbarung wurde bis zur Übertragung der Leih-Aktien an BNY Mellon (Deutschland) weder von dem Darlehensnehmer noch von der Gesellschaft widerrufen.	- The Letter of Engagement has neither been rescinded by the Borrower nor the Company by the time of the transfer of the Borrowed Shares to BNY Mellon (Germany).

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-      Die Lieferung der Leih-Aktien erfolgt an BNY Mellon (Deutschland) aus-schließlich gegen Erhalt einer Bestätigung der Underwriter in Textform, dass der im Bundesanzeiger veröffentlichte Bezugspreis je Neuer Aktie je für die Durchführung des US-Angebots erforderlicher Leih-Aktie („US-Emissionserlös“) auf einem hierfür vorgesehenen Konto zur Verfügung steht und der Gesamtbetrag unverzüglich nach Erhalt der entsprechenden Anzahl von Leih-Aktien durch BNY Mellon auf ein vom Darlehensnehmer benanntes Konto übertragen wird .

 -     The Borrowed Shares shall be supplied to BNY Mellon (Germany) exclusively after receipt of a confirmation by the Underwriters in text form that the Subscription Price per New Share for each Borrowed Share required to settle the US-Offer (the “US-Proceeds”) is held in an specific account and will be transferred to an account specified by the Borrower immediately after the receipt of the correspondent number of Borrowed Shares by BNY Mellon.

Anderweitige Verfügungen wird der Darlehensnehmer nicht über die Leih-Aktien treffen.	The Lender may not otherwise dispose of Borrowed Shares.

§ 3 Verwendung der Erlöse	Section 3 Use of the proceeds

Der Darlehensnehmer ist verpflichtet, den gesamten erhaltenen US-Emissionserlös zum Erwerb Neuer Aktien aus der Kapitalerhöhung von der Gesellschaft zu verwenden und diese Aktien nach Maßgabe von § 4 dieses Vertrags an den Darlehensgeber zu übertragen.	The Borrower is obliged to use the total amount of US-Proceeds received by it to acquire New Shares resulting from the Capital Increase from the Company and to transfer these shares to the Lender in accordance with Section 4 of this Agreement.

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§ 4 Darlehensrückgewähr, Rückgewährsurrogate	Section 4 Repayment of the loan, substitutes for returning the loan

1. Der Darlehensnehmer verpflichtet sich, Wertpapiere gleicher Art und Menge an den Darlehensgeber nach Maßgabe dieses Vertrags auf das Depot des Darlehensgebers 401784400 bei der Commerzbank AG (CBF 7004) rück zu übertragen („Darlehensrückgewähr“). Wertpapiere sind der gleichen Art, wenn Emittent, Gattung, rechnerischer Nennwert und verbriefte Rechte dieser Wertpapiere und der Leih-Aktien übereinstimmen. Als an der Börse, insbesondere im Regulierten Markt der Düsseldorfer Wertpapierbörse und der Frankfurter Wertpapierbörse (Prime Standard), handelbar gelten für Zwecke dieses Vertrags auch Neue Aktien der Gesellschaft mit abweichender ISIN vor deren Zulassung zum Regulierten Markt und vor der Zusammenlegung mit den Aktien mit der ISIN DE0006046113. Nach Zulassung zum Regulierten Markt werden die Neuen Aktien unter der ISIN DE0006046113 geführt. Der Darlehensnehmer haftet nicht dafür, dass eine Zulassung der Neuen Aktien zum Regulierten Markt erfolgt.	1. The Borrower undertakes to transfer securities of the same type and quantity back to the Lender’s securities account 401784400 held at Commerzbank AG (CBF 7004) subject to the provisions of this Agreement (“Repayment of the Loan”). Securities shall be deemed to be of the same type if the issuer, class and arithmetical nominal value of and the rights attached to these securities are the same as for the Borrowed Shares. For the purpose of this Agreement, New Shares in the Company with a different ISIN shall be deemed tradable on the stock exchange, in particular in the regulated market of the Düsseldorf Stock Exchange and the Prime Standard segment of the Frankfurt Stock Exchange, prior to their admission to the regulated market and their consolidation with the shares with the ISIN DE0006046113. Following their admission to the regulated market, the shares will be traded under ISIN DE0006046113. The Borrower shall not be liable for admission of the New Shares to the regulated market.

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2. Die Darlehensrückgewähr erfolgt im Fall der Durchführung der Kapitalerhöhung	2. The Repayment of the Loan shall occur, in case the Capital Increase is implemented

a. im Hinblick auf diejenige Anzahl der Leih-Aktien, die an BNY-Mellon zum Zwecke des US-Angebots übertragen wurden und im Hinblick auf diejenige Anzahl der Leih-Aktien, die nicht für die Durchführung des US-Angebots benötigt werden, spätestens fünf Bankarbeitstage (Düsseldorf) nach der Eintragung der Durchführung der Ersten Tranche in das zuständige Handelsregister und Einbuchung der Neuen Aktien bei Clearstream Banking AG, und	a. with regard to those Borrowed Shares which were transferred to BNY-Mellon for purposes of the US-Offer and those Borrowed Shares which will not be needed for the settlement of the US-Offer, no later than five banking days (Düsseldorf) after the registration of the completion of the First Tranche with the relevant commercial register and registration of the New Shares with Clearstream Banking AG, and

b. im Hinblick auf diejenige Anzahl der Leih-Aktien, die an BNY-Mellon im Rahmen der Mehrzuteilungsoption übertragen oder hierfür bereitgehalten und nicht verwendet wurden, spätestens fünf Bankarbeitstage (Düsseldorf) nach der Eintragung der Durchführung der Zweiten Tranche in das zuständige Handelsregister und Einbuchung der Neuen Aktien bei Clearstream Banking AG.	b. with regard to those Borrowed Shares which were transferred to BNY-Mellon for purposes of the Over-Allotment Option and those which were kept but not used for this purpose no later than five banking days (Düsseldorf) after the registration of the completion of the Second Trance with the relevant commercial register and registration of the New Shares with Clearstream Banking AG.

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3. Eine Darlehensrückgewähr erfolgt außerdem in dem zum jeweiligen Zeitpunkt noch ausstehenden Umfang spätestens fünf Bankarbeitstage (Düsseldorf) nach	3. The Repayment of the Loan regarding the still outstanding amount of Borrowed Shares at the respective point in time shall occur no later than five banking days after

a. der Veröffentlichung der Gesellschaft, dass die Kapitalerhöhung nicht durchgeführt wird, oder	a. publication by the Company to the effect that the Capital Increase will not be carried out, or

b. der endgültigen Ablehnung der Eintragung der Durchführung der Kapitalerhöhung im Handelsregister durch das zuständige Gericht, oder	b. final refusal by the competent court to enter completion of the Capital Increase in the commercial register, or

c. Ablauf des Stabilisierungszeitraums, sofern es zu keiner Ausübung der Mehrzuteilungsoption gekommen ist.	c. expiration of the Stabilization Period, provided that the Over-Allotment Option has not been executed.

4. Im Falle der Kündigung nach § 5 dieses Vertrags erfolgt die Darlehensrückgewähr unmittelbar.	4. In the event of termination pursuant to section 5 the Repayment of the Loan shall take place immediately.

5. Der Anspruch des Darlehensgebers auf Darlehensrückgewähr gemäß § 3 Abs. 1 dieses Vertrags wandelt sich mit Blick auf diejenigen Aktien, die der Darlehensnehmer gem. § 2 dieses Vertrags an BNY Mellon (Deutschland) geliefert hat, in einen Anspruch auf Zahlung des Bezugs-preises je an BNY Mellon (Deutschland) gelieferter Leih-Aktie, wenn die Durchführung der Kapitalerhöhung scheitert.

5.        Should completion of the Capital Increase fail, the Lender’s claim to Repayment of the Loan pursuant to section 3(1) of this Agreement shall, regarding those shares delivered by the Borrower to BNY Mellon (Germany) pursuant to section 2 of this Agreement, be converted into a claim to payment of the Subscription Price per Borrowed Share delivered to BNY Mellon (Germany).

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6. In Bezug auf Leih-Aktien, die der Darlehensnehmer nicht an BNY Mellon (Deutschland) geliefert hat oder die von BNY Mellon (Deutschland) an den Darlehensnehmer vor Ablauf der in § 4 Abs. 2 dieses Vertrags genannten Fristen zurückgegeben wurden, besteht der Anspruch auf Darlehensrückgewähr gemäß § 4 Abs. 1 dieses Vertrags auch im Fall des § 4 Abs. 5 dieses Vertrags fort.

6.        Regarding Borrowed Shares that were not delivered by the Borrower to BNY Mellon (Germany) or that were returned by BNY Mellon (Germany) to the Borrower prior to expiry of the periods specified in section 4(2) of this Agreement, the claim to Repayment of the Loan pursuant to section 4(1) of this Agreement shall continue to apply including in the event of section 4(5) of this Agreement.

§ 5 Entgelt	Section 5 Fees

Die Zurverfügungstellung der Leihaktien erfolgt unentgeltlich.	The Borrowed Shares shall be provided free of charge.

§ 6 Kündigung	Section 6 Termination

Für den Fall, dass das US-Angebot, gleich aus welchem Grund, nicht zustande kommt, kann diese Vereinbarung von beiden Parteien schriftlich fristlos gekündigt werden.	Should the US-Offer not take place for whatever reason, this Agreement may be terminated by both Parties in writing without notice.

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§ 7 Ausübung von Stimmrechten / Ausschüttungen / Bezugsrechte	Section 7 Exercise of voting rights / Dividends / Subscription rights

1. Der Darlehensnehmer wird Stimmrechte aus den Leih-Aktien nicht ausüben. Er wird dem Darlehens-geber aber auf Verlangen eine Vollmacht zu Ausübung der Stimmrechte ausstellen.	1. The Borrower shall not exercise voting rights attached to the Borrowed Shares. It shall, however, grant the Lender a power of attorney to exercise the voting rights upon request.

2. Etwaige Ausschüttungen, die der Darlehensnehmer auf die Leih-Aktien erhält, wird er unverzüglich, spätestens innerhalb von fünf Bankarbeitstagen nach Erhalt, an den Darlehensgeber herausgeben.	2. The Borrower shall surrender any dividends it receives on Borrowed Shares without undue delay and within five banking days after receipt at the latest to the Lender.

3. Der Darlehensgeber wird Bezugsrechte auf Neue Aktien, die ihm im Rahmen der Kapitalerhöhung zustehen, an den Darlehensnehmer übertragen. Sofern dem Darlehensnehmer nach Übertragung der Leih-Aktien Bezugsrechte aus den Leih-Aktien eingebucht werden oder der Darlehensgeber ihm Bezugsrechte überträgt, wird der Darlehensnehmer diese Bezugsrechte ausüben, um seine Pflichten aus den §§ 2 und 3 dieses Vertrags zu erfüllen.	3. The Lender will transfer Subscription Rights for New Shares granted to the Lender in connection with the Capital Increase to the Borrower. Should any subscription rights attached to the Borrowed Shares be recorded for the Borrower following transfer of the Borrowed Shares or should the Lender transfer subscription rights to the Borrower, the Borrower shall exercise such rights in order to fulfil its obligations under section 2 and 3 of this Agreement.

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§ 8 Erfüllung gesetzlicher Pflichten in Bezug auf die Leih-Aktien / Freistellung	Section 8 Fulfilment of statutory obligations relating to the Borrowed Shares / Indemnification

1. Der Darlehensnehmer wird alle gesetzlichen Pflichten in Bezug auf die Leih-Aktien erfüllen, insbesondere erforderlichen Stimmrechtsmit-teilungen gemäß §§ 33 ff. WpHG abgeben.	1. The Borrower shall fulfil all statutory obligations regarding Borrowed Shares, and shall, in particular, make the requisite voting rights notifications in accordance with sections 33 et seq. Securities Trading Act.

2. Der Darlehensnehmer stellt den Darlehensgeber von allen Schäden frei, die diesem durch die Nicht-erfüllung von Pflichten nach Maßgabe des Absatzes 1 durch den Darlehensnehmer entstehen.	2. The Borrower shall indemnify the Lender against all damages incurred by the latter as a result of the Borrower’s failure to fulfil obligations pursuant to subsection 1.

3. Sobald der Darlehensnehmer Leih-Aktien an BNY Mellon (Deutschland) gemäß § 2 dieses Vertrags überträgt, teilt er dem Darlehensgeber unverzüglich den jeweiligen Zeitpunkt und die jeweilige Anzahl der übertragenen Leih-Aktien zum Zwecke der Erfüllung von Stimmrechts-mitteilungspflichten mit.	3. As soon as the Borrower transfers Borrowed Shares to BNY Mellon (Germany) in accordance with section 2 of this Agreement, the Borrower shall notify the Lender without undue delay about the respective date and the respective amount of transferred Borrowed Shares for the purpose of voting rights notifications.

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§ 9 Verschiedenes	Section 9 Miscellaneous

1. Ausschließlicher Gerichtsstand für alle aus oder im Zusammenhang mit dieser Vereinbarung entstehen-den Streitigkeiten ist Düsseldorf.	1. The exclusive place of jurisdiction for all disputes arising from or in connection with this Agreement shall be Düsseldorf.

2. Mündliche Nebenabreden wurden nicht getroffen. Änderungen oder Ergänzungen zu diesem Vertrag bedürfen der Schriftform. Das gleiche gilt für den Verzicht auf das Schriftformerfordernis.	2. No verbal subsidiary agreements have been made. Any amendments or supplements to this Agreement must be made in writing. The same shall apply to a waiver of the written form requirement.

3. Sollte eine Bestimmung dieses Vertrages unwirksam oder undurchführbar sein oder werden, so wird hierdurch die Wirksamkeit des Vertrages im Übrigen nicht berührt. Die Parteien werden in einem solchen Fall die unwirksame oder undurchführbare Bestimmung durch eine wirksame und durchführbare Bestimmung ersetzen, die dem gewollten wirtschaftlichen Zweck der unwirksamen oder undurchführbaren Bestimmung möglichst nahe kommt. Entsprechendes gilt für den Fall einer Regelungslücke.	3. Should a provision of this Agreement be or become invalid or unenforceable, this shall not affect the validity of the remainder of the Agreement. In such a case, the parties shall replace the invalid or unenforceable provision with a valid and enforceable provision that comes as close as possible to the intended economic purpose of the invalid or unenforceable one. The same shall apply to any omission.

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Leverkusen, den / Leverkusen on Düsseldorf, den / Düsseldorf on
______________	______________

/s/ Junichi Hamada	/s/ Torsten Klanten

Darlehensgeber / Lender	Darlehensnehmer / Borrower

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